EXHIBIT 16.1

October 22, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read United Community Banks, Inc.'s statements included under Item 4.01 of its Form 8-K filed on October 22, 2012 and we agree with such statements concerning our firm.

/s/ PORTER KEADLE MOORE, LLC

235 Peachtree Street NE | Suite 1800 | Atlanta, Georgia 30303 | Phone 404.588.4200 | Fax 404.588.4222